UNIVERSAL SECURITY INSTRUMENTS,  INC.
                      10324 South Dolfield Road
                     Owings Mills, Maryland 21117

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held on November 11, 1999

 To the Shareholders of Universal Security Instruments, Inc.:

    The Annual Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS, INC. will be held at Universal Security Instruments, Inc., 10324 South Dolfield Road, Owings Mills, Maryland 21117, on Thursday, November 11, 1999, at 10:30 a.m. for the following purposes:

    1. To elect a Board of five directors to serve until the next annual meeting and until their successors have been elected and qualify.

    2. To consider and act upon a proposal to amend the Company's Non-Qualified Stock Option Plan to increase the number of shares available for the grant of options thereunder.

    3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on September 1, 1999 will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,




                                    HARVEY B. GROSSBLATT
                                    Secretary


 DATED:  October 11, 1999


 IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                         PROXY STATEMENT


    The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. (the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on November 11, 1999 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Chief Financial Officer of the Company, 10324 South Dolfield Road, Owings Mills, Maryland 21117.

    Only shareholders of record at the close of business on September 1, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on September 1, 1999 and entitled to vote at the meeting is 903,847 shares, each having one vote.


                         BENEFICIAL OWNERSHIP

    The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:


Name and address                 Shares beneficially              Percent
of beneficial owner              owned                            of class(1)

Michael Kovens                        328,2952                     33.8%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Stephen C. Knepper                    105,3602                     10.8%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Bruce Paul                            129,400                      14.3%
One Hampton Road
Purchase, New York

_________________________________

(1) For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of September 1, 1999 are deemed to be outstanding.

(2) For information regarding the nature of beneficial ownership of stock owned by Messrs. Kovens and Knepper, please see footnotes 2 and 3, under INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT.

                            ELECTION OF DIRECTORS

    At the 1999 Annual Meeting, five directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under the Company's bylaws, directors are elected by the vote of a majority of the Company's outstanding shares of Common Stock. Consequently, the withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy may have an effect on the outcome of this vote.

    Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the five nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

                          Principal occupation                         Director
Name                 Age  for past five years                          since

Stephen C. Knepper. .55   Director; Chairman of the Board of the       1970
                          Company 1970 through July 1996; Vice
                          Chairman of the Board since August 1996.

Michael Kovens. . . .56   Director; President of the Company 1970      1970
                          through July 1996; Chairman of the
                          Board since August 1996.

Harvey Grossblatt . .53   Director since September 1996; President     1996
                          since July 1996; Chief Financial Officer since April 1997; Executive Vice President of the Company from December 1986 through June 1996; Secretary and Treasurer of the Company since September 1988;
                          Vice President and Chief Financial Officer of the Company from October 1983 through May 1995.

Ronald Frank(1) . . .33   Vice President of Lexington National         1998
                          Insurance Company since 1993.

Gary Goldberg   . . .50   1993 to 1996 President of Ultravision LLC;   1998
                          1996 to 1997 Independent Consultant;
                          1997 to present Procurement Agent
                          for Sierra Military Health Services, Inc.

(1) Mr. Frank is the son-in-law of Mr. Michael Kovens, Director and Chairman of the Board of the Company.

    During the fiscal year ended March 31, 1999, the Board of Directors held one special meeting at which all of the directors were present and one regular meeting at which neither Ronald Frank nor Gary Goldberg were present.

                                    2

Committees and Meetings of the Board of Directors

    For the fiscal year ended March 31, 1999, the Company did not have a standing Nominating Committee or Compensation Committee of the Board of Directors, or committees performing similar functions. The Company appointed an Audit Committee in February 1998 consisting of independent directors Ronald Frank and Gary Goldberg. The Audit Committee is to recommend to the Board the selection of the independent public accountants, review with such accountants and management the financial statements of the Company, discuss with the accountants the results of the audit and internal accounting procedures and controls, and review any proposed related party transactions. The Audit Committee held one meeting in the fiscal year ending March 31, 1999.

Compensation of Directors

    For the fiscal year ended March 31, 1999, directors employed by the Company received no additional compensation for serving as a director, and those not employed by the Company (Messrs. Frank and Goldberg) received options to purchase 2,500 shares of the Company's common stock at $3.00 per share pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the outstanding Common Stock file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership and subsequent reports of changes in beneficial ownership of Common Stock. To the Company's knowledge, all of the required persons complied with the filing requirements applicable.

    INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT

    As of September 1, 1999, the shares of the Company's Common Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                                           Amount and nature of     Percent of
Name of beneficial owner                   beneficial ownership     class(1)

Michael Kovens. . . . . . . . . . . . . . .         328,2952           33.8%

Stephen C. Knepper. . . . . . . . . . . . .         105,3603           10.8%

Harvey Grossblatt . . . . . . . . . . . . .          31,2724            3.4%

Ronald Frank. . . . . . . . . . . . . . . .           5,6735             .6%

Gary Goldberg . . . . . . . . . . . . . . .             6256             .0%

All directors and officers as a group (5
    persons included) . . . . . . . . . . .          471,225           44.2%

_________________________________

(1) For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of September 1, 1999 are deemed to be outstanding pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

(2) Includes 68,750 shares which Mr. Kovens presently has the right to acquire at prices ranging from $3.00 to $7.50 per share pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

(3) Includes 68,750 shares which Mr. Knepper presently has the right to acquire at prices ranging from $3.00 to $7.50 per share pursuant to options granted under the Company's Non-Qualified Stock Option Plan and 4,487 shares held by Mr. Knepper's adult children.

(4) Includes 24,000 shares which Mr. Grossblatt presently has the right to acquire at prices ranging from $3.00 to $7.00 per share pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

(5) Includes 5,048 shares held by his wife and 625 shares which Mr. Frank presently has the right to acquire.

(6) Includes 625 shares which Mr. Goldberg presently has the right to acquire.

                                    3

                        EXECUTIVE COMPENSATION


Table I.  Summary Compensation Table
     The following table reflects the aggregate amount paid or accrued by the Company in its three most recent fiscal years, for each executive officer whose compensation exceeded $100,000 in the fiscal year ended March 31, 1999.

                                        Long Term Compensation
Name and                                   Awards     Payouts
Principal          Annual Compensation  Stock           LTIP     All Other
Position    Year   Salary  Bonus  Other Awards  Options Payouts Compensation(1)
Michael
 Kovens     1999  $175,000   -      -     -     12,500    -        $  -0-
Chairman
 of the
 Board      1998  $175,000   -      -     -     15,000    -        $  -0-
            1997  $300,000   -      -     -     17,500    -        $3,200

Harvey
 Grossblatt 1999  $122,500   -      -     -      6,250    -        $  -0-
President,
 Secretary  1998  $122,500   -      -     -        -      -        $  -0-
 and
 Treasurer  1997  $142,923   -      -     -     17,750    -        $2,857
_________________________________

(1) Consists of Company contributions to the Company's 401(k) plan.

Table II.  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
           Option/SAR Values
     The following table sets forth information concerning the number and value of unexercised options held as of March 31, 1999 by each executive officer whose compensation exceeded $100,000 in the year then ended:

                                              Number           Number
                                          of Unexercised   of Unexercised
                                              Options          Options
                     Shares                  at FY-End        at FY-End
                    Acquired     Value    Exer-  /Unexer-  Exer-  /Unexer-
Name               on Exercise  Realized  cisable/cisable  cisable/cisable
Michael Kovens          -         -        68,750/-0-          -0-/-0-
Harvey Grossblatt       -         -        24,000/-0-          -0-/-0-

                                   4

             MATTERS PERTAINING TO THE 2000 ANNUAL MEETING

          PROPOSAL TO AMEND THE NON-QUALIFIED STOCK OPTION PLAN

The Plan

     The Company's Non-Qualified Stock Option Plan (the "Plan"), has been in effect since April 1978 and, unless extended by the Company's Board of Directors, will expire on March 31, 2003. A total of 243,750 shares of Common Stock were reserved for issuance under the Plan. Options may be granted under the Plan to employees, officers and directors of the Company and its subsidiaries.

     The Plan is administered by the Non-Qualified Stock Option Committee of the Company's Board of Directors (the "Options Committee"), consisting of Stephen C. Knepper, Michael Kovens and Harvey Grossblatt. The Options Committee has the authority, within limitations as set forth in the Plan, to interpret the terms of the Plan and establish rules and regulations concerning the Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the exercise price and other terms and provisions of the option to be granted. In addition, the Options Committee has the authority, subject to the terms of the Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Common Stock or the Company's capital structure.

     Of the 232,231 shares initially available for option grants under the Plan, options have been granted to directors and executive officers of the Company (see "Information Regarding Stock Ownership of Management"). Options to purchase 51,625 shares at prices ranging from $3.00 to $11.24 per share have been granted to other employees of the Company. All future grants of options under the Plan to any of the Company's directors, executive officers, and other employees will be in the discretion of the Options Committee.

     Options granted under the Plan are non-qualified stock options ("NQSOs"). The exercise price of an option will be fixed by the Options Committee on the date of grant. Any options granted must expire within five years from the date of grant. Shares subject to options granted under the Plan which expire, terminate, or are canceled without having been exercised in full become available again for option grants.

      On September 1, 1999, the last sale price per share of Common Stock, as reported by the OTC Bulletin Board, was $1.968.

The Amendment

      As of September 1, 1999, options to purchase 218,125 shares of Common Stock were outstanding under the Plan, leaving only an additional 14,106 shares of Common Stock available for options to be granted thereafter under the Plan (in addition to any options forfeited pursuant to the terms of the Plan which are then available for re-issuance under the Plan). The Board of Directors believes that it is in the best long-term interest of the Company and its shareholders to have available under the Plan a sufficient number of options to allow broad participation by all of the Company's directors and employees, thereby providing equity-based incentive compensation to those personnel whose efforts increase the value of the Common Stock for the Company's shareholders. Since many of the options granted under the Plan vest over a period of several years, the Plan also encourages a long-term relationship between the Company and its employees.

     Subject to shareholder approval, the Board of Directors has approved an increase of 250,000 shares of Common Stock to be available for grants of options under the Plan, thereby raising the total number of shares presently available for options under the Plan to 264,106.

                                   5

Federal Income Tax Aspects

     Employees and non-employee directors will realize no income upon the grant of a non-qualified stock option. Generally, however, the holder of a NQSO will realize taxable ordinary income at the time of the exercise of his/her option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price of the option, and the Company will be entitled to a deduction for the amount included in the optionee's income. Upon the sale of the shares acquired upon exercise, the optionee would realize capital gain or capital loss. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the optionee holds the shares once they are acquired.

     The Board of Directors unanimously recommends that you vote FOR approval of the proposed amendment to the Plan. The affirmative vote of a majority of the Company's outstanding shares of Common Stock is needed to approve the proposed amendment to the Plan. Consequently, the withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy may have an effect on the outcome of this vote.

     Any shareholder desiring to present a proposal to be considered by the shareholders at the Annual Meeting of Shareholders scheduled to be held in October 2000, and desiring that information concerning such proposal be included in the proxy statement and form of proxy furnished to shareholders by the Board of Directors, should submit the proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than May 15, 2000.

     The Persons designated by the Company to vote proxies given by shareholders in connection with the Company's 2000 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 2000 proxy statement and with respect to which the Company has received written notice no later than August 1, 2000 that a shareholder (i) intends to present such matter at the 2000 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Company's shares required to approve the matter. If the shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2000 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

                             OTHER MATTERS

     The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

     The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Annual Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy.

     Grant Thornton LLP is the firm of certified public accountants selected by the Board of Directors of the Company to audit the books and accounts of the Company for the fiscal year ended March 31, 1999. It is anticipated that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions.

     Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                       By Order of the Board of Directors,



                                       HARVEY B. GROSSBLATT
                                       Secretary


Dated: October 11, 1999

                                   6